NEWS RELEASE

FOR IMMEDIATE RELEASE

August 18, 2010

CAPITOL FEDERAL FINANCIAL, INC.

ANNOUNCES PRELIMINARY RESULTS OF

SUBSCRIPTION AND COMMUNITY OFFERING

Topeka, KS - Capitol Federal Financial (Nasdaq: CFFN), announced today that Capitol Federal Financial, Inc., the newly-formed Maryland corporation and proposed holding company for Capitol Federal Savings Bank, has completed the subscription and community offering phase of its stock offering being conducted in connection with the second step conversion of Capitol Federal Savings Bank.  On a preliminary basis, approximately 14.3 million shares were subscribed for in the subscription and community offering.  The total number of shares sold assumes 6.8 million shares are subscribed for by the Capitol Federal Financial Employee Stock Ownership Plan, or 4% of the total number of shares being offered at the midpoint of the offering range.  The final Employee Stock Ownership Plan subscription will be 4% of the total number of shares sold.

The remaining shares are being offered in a syndicated offering, which is expected to be completed during the week of August 23, 2010.  Sandler O'Neill & Partners, L.P. is acting as sole book-running manager and Keefe, Bruyette & Woods, Inc. is acting as co-manager for the syndicated offering.  The syndicated offering is being conducted on a best-efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.

The completion of the conversion and offering is subject to, among other things, the receipt of the approvals of the members of Capitol Federal Savings Bank MHC and the stockholders of Capitol Federal Financial, selling a minimum of 144,500,000 shares in the offering, and the receipt of all necessary final regulatory approvals.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including delays in consummation of the conversion and offering, changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of the Capitol Federal Financial to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in Capitol Federal Financial’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial’s judgment as of the date of this release. Capitol Federal Financial disclaims, however, any intent or obligation to update these forward-looking statements.

A registration statement relating to these securities has been filed with the SEC. This news release is not an offer to sell or the solicitation of an offer to buy common stock, which is made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state.

A proxy statement/prospectus concerning the conversion has been filed with the SEC. Stockholders of CFFN are encouraged to read the proxy statement/prospectus. Investors are able to obtain all documents filed with the SEC free of charge at its website, www.sec.gov.

For further information contact:
John Dicus	Kent Townsend
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 231-6370	(785) 231-6360
jdicus@capfed.com	ktownsend@capfed.com

Jim Wempe
Vice President, Investor Relations
700 S Kansas Ave.
Topeka, KS 66603
(785) 270-6055
jwempe@capfed.com

The directors, executive officers, and certain other members of management and employees of Capitol Federal Financial are participants in the solicitation of proxies in favor of the conversion from the stockholders of Capitol Federal Financial.  Information about the directors and executive officers of Capitol Federal Financial is included in the proxy statement/prospectus filed with the SEC.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.